Exhibit 23(b)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and
Shareholders of Pharmos Corporation


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 16, 1998 appearing on Page F-2 of Pharmos Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.




/S/PRICEWATERHOUSECOOPERS LLP
-----------------------------

PRICEWATERHOUSECOOPERS LLP

New York, New York
December 8, 1998